UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2015

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 12, 2015, Simon Property Group, L.P. (“Operating Partnership”) and its indirect wholly-owned subsidiary Simon International Finance, S.C.A., a corporate partnership limited by shares (société en commandite par actions) under the laws of the Grand Duchy of Luxembourg (the “Issuer”), entered into a subscription agreement (the “Subscription Agreement”) with Barclays Bank PLC, BNP Paribas, Merrill Lynch International, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., ING Bank N.V., Jefferies International Limited, Mitsubishi UFJ Securities International plc, SMBC Nikko Capital Markets Limited and Société Générale (collectively, the “Managers”), in connection with the offering of €750,000,000 aggregate principal amount of the Issuer’s unsecured 1.375% guaranteed notes due 2022 (the “Notes”) to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are fully and unconditionally guaranteed by the Operating Partnership (the “Guarantee”).  The offering of the Notes closed on November 18, 2015.

The Subscription Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, each of the Issuer and the Operating Partnership has agreed to indemnify the Managers against certain liabilities on customary terms.  Some of the Managers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, in the ordinary course of business with Simon Property Group, L.P., its direct or indirect subsidiaries or its affiliates.   They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes were issued subject to, and with the benefit of, a fiscal agency agreement, dated November 18, 2015 (the “Fiscal Agency Agreement”), by and among the Issuer, the Operating Partnership, The Bank of New York Mellon Trust Company, N.A., as fiscal agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as London paying agent. For a description of the material terms of the Fiscal Agency Agreement and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.  A copy of the Fiscal Agency Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes have not been, and will not be, registered under the Securities Act or applicable state or other securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K is not, and should not be construed as, an offering of the Notes.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The Notes were issued by the Issuer with the benefit of the full Guarantee by the Operating Partnership. The Notes bear interest at a rate of 1.375% per annum and mature on November 18, 2022.  Interest is payable annually in arrears on November 18 of each year, beginning November 18, 2016 (each, an “Interest Payment Date”).  Interest will be paid to the holders shown on the register of noteholders at the close of business the fifteenth calendar day before the related Interest Payment Date.

The Issuer may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 15 and not more than 45 days’ prior written notice to the holders of the Notes to be redeemed.  The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Fiscal Agency Agreement (unless the Notes are redeemed on or after August 18, 2022, in which case no “make-whole” premium will be payable).

The Fiscal Agency Agreement provides for customary events of default, including, among other things, nonpayment, failure to comply with the covenants in the Fiscal Agency Agreement (including the Guarantee) for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the Fiscal Agency Agreement (including the Guarantee included therein and the form of Notes attached thereto).

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1

Fiscal Agency Agreement dated November 18, 2015, by and among Simon International Finance, S.C.A., Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A. and The Bank of New York Mellon, London Branch.

4.2	Form of €750,000,000 aggregate principal amount of 1.375% Guaranteed Notes due 2022 (including the Terms and Conditions and Guarantee attached thereto) (included in Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 18, 2015

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., its sole General Partner

By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief Accounting Officer